Exhibit 10.41

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is of the type that the Company treats as private or confidential. Double asterisks denote omissions.

NOTE PURCHASE AND ASSIGNMENT AGREEMENT

THIS NOTE PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”) entered into as of this 20th day of August 2025 by and between Seven Knots, LLC, with registered offices at 415 N. Benton Avenue, Helena MT 59601, USA (the “Purchaser”) and Mr. Tamas Gottdiener, with Swiss passport # [**]                            and address at [**]                            (the “Seller”) (collectively, the “Parties”).

WHEREAS, the Seller is the holder of convertible notes and warrants to purchase Ordinary Shares of the Company (post the reverse split of March 28, 2025), each dated March 12, 2024, April 3, 2024, June 26, 2024 and November 5, 2024, respectively (the “Original Notes”) executed by Hub Cyber Security Ltd., a public company with Israel company number [**]                            (the “Company”) in exchange for a loan provided by the Seller to the Company in the aggregate principal amount of $11,000,000 (the “Loan”); and

WHEREAS, Purchaser desires to purchase and the Seller desires to sell the Original Notes which shall encompass and include any interest, either at the standard rate or the default rate as accrued, upon the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Sale and Purchase. The Seller agrees to sell and assign, and the Purchaser agrees to purchase and accept the Original Notes for the consideration contained in this Agreement and subject to the terms and conditions of this Agreement.

2.	Purchase Price. The price for all of the Original Notes shall be $14,054,165, which reflects the principal amount of the Loan plus accrued interest up to August 31, 2025 (the “Purchase Price”). The Purchase Price will be adjusted accordingly to take into account any additional interest accrued following August 31, 2025.

3.	Transaction.

3.1.	Undertaking. Commencing as of the date of this Agreement, the Purchaser shall purchase any portion of the Original Notes, in whole or in part, from the Seller, provided that the Purchaser hereby undertakes to purchase from the Seller: (i) at least $6,000,000 out of the total amount of the Original Notes within sixty (60) days from this Agreement, and (ii) the remaining amount of the Original Notes, totaling the full aggregate amount of the Purchase Price (plus additional interest accrued on such portion from August 31, 2025), within a period of ninety (90) days from the date of this Agreement. In any event, if the Purchaser does not purchase and pay to the Seller at least $6,000,000 out of the total amount of the Original Notes within sixty (60) days from the date of this Agreement, or does not complete the purchase of all of the Original Notes within ninety (90) days from the date of this Agreement, the fifth amendment to the securities purchase agreement signed between the Seller and the Company on August 16, 2025 (the “Fifth Amendment”) will automatically terminate and be of no further force and effect. It is agreed that the aforementioned provision will supersede and take precedence over the terms and conditions of the Fifth Amendment.

3.2.	Closing. Unless otherwise agreed, the closing (the “Closing”) of the transaction to be effectuated in one or more tranches to be determined at the option of the Purchaser (subject to the time limit in Section 3.1 above) or such other date and/or time as the Parties may mutually determine (the “Closing Date(s)”).

3.3.	Deliveries at Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing (a) the Seller shall deliver or cause to be delivered the various documents and instruments listed in Section 7 and (b) the Purchaser shall cause to be delivered the various documents and instruments listed in Section 6.

3.4.	Each tranche for the purchase of an Original Note or portion thereof shall lower the effective Loan amount due by the Company to the Seller in proportion to the cash amount of such relevant purchase paid by the Purchaser to the Seller for each such purchase.

3.5.	Once the Purchaser has duly purchased all of the Original Notes in the total aggregate amount of the Purchase Price, the Company’s repayment obligations to the Seller with regards to the Loan plus accrued interest shall be considered duly and fully completed and fulfilled and the Seller shall have no claims against the Company with regards to the Loan and/or its repayment.

3.6.	If at any point the Company decides to repay the remaining balance of the Loan, the Seller hereby agrees to waive the Purchaser’s obligation to purchase all of the Original Notes in accordance with Section 3.1 above.

4.	Representations and Warranties of the Seller. As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, the Seller hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct on the Closing Date:

4.1.	The Seller is the record and beneficial owner of the Original Notes and the Seller owns the Original Notes, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the Original Notes free of any such claim, lien, security interest or encumbrance;

4.2.	The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Seller;

4.3.	The Seller has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.4.	The Seller has not converted or redeemed any portion of the principal or interest of the Original Notes, other than $1,500,000 out of the June 26, 2024 note, which was converted on August 18, 2025, pursuant to a conversion notice issued to the Company by the Seller instructing the Company to issue 500,000 ordinary shares out of the aforementioned note being converted in the name of the Purchaser. For the avoidance of doubt, this amount shall be included in the $6,000,000 referred to in Section 3.1 above.

5.	Representations and Warranties of the Purchaser. As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct on the Closing Date:

5.1.	The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser;

5.2.	The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound or any order, writ, injunction, decree statue, rule or regulation applicable to it;

5.3.	No insolvency proceedings of any character, including without limitation. bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Purchaser as the bankrupt or the insolvent are pending or, to the knowledge of the Purchaser threatened and the Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser taken any action with a view to, or which would constitute the basis for the institution of any such insolvency proceedings;

5.4.	There are no actions, suits or proceedings pending or, to the best of the Purchaser’s knowledge, threatened. which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Original Notes pursuant to the terms and provisions of this Agreement; and

5.5.	The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.6.	The Purchaser is purchasing the Original Notes solely for its own account for investment and not with a view to or for sale in connection with any distribution or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributions or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act ”). Purchaser also represents that the entire legal and beneficial interest of the Original Notes is being purchased and will be held, for the Purchaser’s account only, and neither in whole or in part for any other person. The Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Company or an) affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect the Purchaser’s own interests in connection with this transaction.

5.7.	The Purchaser realizes that the purchase of the Original Notes will be a highly speculative investment and involves a high degree of risk and the Purchaser is able, without impairing financial condition, to hold the investment for an indefinite period of time and to suffer a complete loss on the Purchaser’s investment.

5.8.	The Purchaser is an ’‘accredited investor’’ as that term is defined in Regulation D under the Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares, and the Purchaser is able to bear the economic risk of his investment.

6.	Conditions of the Seller’s Performance. The Seller shall not be obligated to proceed with the Closing unless each one of the following conditions has been met:

6.1.	The representations, covenants and warranties of the Purchaser contained in this Agreement shall be materially true and correct on and as of the time of Closing hereunder as though each covenant, representation or warranty was made at and as of such time;

6.2.	The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date hereof:

6.3.	No action, suit, or proceeding shall be pending or threatened before any federal, state or foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement. or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and

6.4.	The Purchaser shall pay to the Seller the Purchase Price, or relevant portion thereof pursuant to each specific tranche, in accordance with the terms hereof by wire transfer, pursuant to the wire transfer instructions attached hereto as Exhibit A, at the closing.

The Seller may waive any condition specified in this Section 6 if it executes a writing so stating at or prior to the Closing.

7.	Conditions of the Purchaser’s Performance. The Purchaser shall not be obligated to proceed with the Closing unless each one of the following conditions has been met:

7.1.	The representations, covenants and warranties of the Seller contained in Section 4 and elsewhere in this Agreement shall be true and correct in all material respects as of the time of Closing hereunder, as though each covenant, representation or warranty was made at and as of such time;

7.2.	The Seller shall have performed and complied in all material respects with all agreements. obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date hereof;

7.3.	No action, suit, or proceeding shall be pending or threatened before any federal, state or foreign court, commission, governmental body, regulatory or administrative agency authority or tribunal wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

7.4.	The Seller shall deliver to the Purchaser a copy of the Original Notes evidencing the indebtedness under the Original Notes and shall take such reasonable actions as are necessary as to effectuate such a sale with the Company’s transfer agent including the transfer of the reserve of shares and with Company management including any and all documents required to record the purchase on the books and records of the Company; and

7.5.	All proceedings taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

8.	Survival of Representations and Warranties and Agreements. All representations and warranties of the parties contained in this Agreement shall survive the Closing and shall not be affected by any investigation made prior to the Closing.

9.	Termination of Agreement.

9.1.	Termination. Any or all of the Parties may terminate this Agreement as provided below:

9.1.1.	The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing, provided that the total amount of the Purchase Price has been duly paid to the Seller and all of the Original Notes have been duly purchased;

9.1.2.	A Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing in the event the other Party has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the other Party has been notified of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach.

9.1.3.	Either Party may terminate this Agreement if there shall be a final non-appealable order of a federal or state court restraining or prohibiting the consummation of the transactions contemplated by this Agreement, or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity, that would make the consummation of the transactions contemplated by this Agreement illegal.

9.2.	Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

10.	Indemnification.

10.1.	Indemnification Provisions for Benefit of the Purchaser. In the event the Seller breaches any of its representations. warranties, and/or covenants contained herein or in the event any type of liability is or was created with regard to the Original Notes arising prior to Closing and provided that the Purchaser makes a written claim for indemnification against the Seller, then the Seller agrees to indemnify the Purchaser from and against the entirety of any losses. damages, amounts paid in settlement of any claim or action, expenses. or fees including court costs and reasonable attorneys’ fees and expenses.

10.2.	Indemnification Provisions for Benefit of the Seller. In the event the Purchaser breaches any of its representations. warranties, and/or covenants contained herein or in the event any type of liability is or was created with regard to the Original Notes arising prior to Closing and provided that the Seller makes a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify the Seller from and against the entirety of any losses. damages, amounts paid in settlement of any claim or action, expenses. or fees including court costs and reasonable attorneys’ fees and expenses.

11.	Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

11.1.	General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement. each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 10).

11.2.	Seller. The Seller hereby covenants that, after the Closing, the Seller will, at the request of Purchaser, execute, acknowledge, and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Original Notes and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

12.	Expenses. Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

13.	Severability. In the event any parts of this Agreement are found to be void. the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14.	Counterparts. This Agreement may be executed in one or more counterparts. each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

15.	Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives. successors and assigns. Nothing in this Agreement expressed or implied is intended to confer on any person other than the Parties or their respective heirs, successors and assigns) rights remedies, obligations, or other liabilities under or by reason of this Agreement.

16.	Reserved.

17.	Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement the prevailing party shall be entitled to reasonable attorney’s fees including the fees on appeal, costs and expenses.

18.	Governing Law; Venue. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity. the obligations provided therein, or performance shall be governed or interpreted according to the laws of the State of New York. Any proceeding or action must be commenced in New York County, New York. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

19.	Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

20.	Assignment. The Purchaser shall be entitled to assign its rights or obligations under this Agreement to a third party without the prior written consent of the other Party, provided that the assignee undertakes to be bound by the terms and conditions of this Agreement as if it were the Purchaser.

21.	Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise effect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Pages Attached]

IN WITNESS WHEREOF, the Parties have executed this agreement on the date first stated above.

SELLER:

Tamas Gottdiener

/s/ Tamas Gottdiener

PURCHASER:

SEVEN KNOTS, LLC

/s/ Marissa Welner
By: Marissa Welner
Title: Managing Member

We hereby agree and consent to the foregoing Agreement:

HUB CYBER SECURITY LTD.

By:	/s/ Noah Hershcoviz and Lior Davidsohn
Name:	Noah Hershcoviz and Lior Davidsohn
Title:	CEO and Interim CFO

Exhibit A

Wire Transfer Instructions

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